The Engagement of Gnosiis International

Management and Executive Supporting Personnel

The Following Engagement Agreement Provides for Gnosiis International to Provide Resources and Support in the Form of Personnel and Services on a Consulting Basis to the Medical Industries of the Americas

Dated: May 7, 2018

WHEREAS, **GNOSIIS INTERNATIONAL, LLC** a Wyoming Limited Liability Company (herein '**Gnosiis**') is a firm comprised of, and contractually associated with, individuals and entities who have experience in economics, business, finance, communications, professional writing, financial modeling, analysis, public relations and the medias of industry, commerce, capital markets, finance; and

Whereas, MEDICAL INDUSTRIES OF THE AMERICAS, INC (herein "**MIA**"), incorporated in Delaware on December 29, 2017, and which is creating a syndication with strategic providers of capital including but not limited to related and third-parties recovering assets from bankruptcies, distressed/opportunistic situations and/or partnering and/or economically cooperating with entities that are capable to contribute assets, and building MIA shareholder equity around capital and efforts including but not limited to in accordance with the terms set forth and described and referenced herein and in relating documents executed by related relevant parties; and

WHEREAS, GNOSIIS and MIA wish to augment previous Agreements between the parties originally entered into relating to the Joint Venture between Gnosiis and Brian Hurley (an individual who materially controlled entities that include but are not limited to ownership of machine and equipment assets including but not limited machines and equipment for the manufacturing of medical commodities relating to agreements between those Gnosiis and Hurley parties dated 3/23/2016 and 9/5/2017 and 10/10/2017 and augmented by means of electronic communication between the parties as per those agreements, the terms of which are incorporated herein and cross-referenced throughout and have hereby been formally assigned to MIA and concurrent and/or prior to the MIA agreements with HarCal, Inc relating to the Ameritex, LLC; and

WHEREAS, MIA desires to engage GNOSIIS as described herein and throughout; and

WHEREAS, GNOSIIS desires to render such services to MIA, and

NOW THEREFORE, the parties hereto, for good and valuable consideration as described herein, intending to be legally bound, do hereby promise and agree as follows:

1. **SCHEDULE OF CATEGORIES AND BILLING -** The following is the general rate and structure of billing of personnel, entities, and services relating to the management of the Medical Industries of the Americas, Inc by Gnosiis International, LLC and it shall be at the discretion and direction of the Chief Financial Officer of MIA to draw on the resources of individuals and entities as per the categories below:

    a. *Post-Professional Personnel* – Gnosiis shall contract for a variety of individuals who can provide support to MIA's Chief Financial Officer with skills that relate to those with experience that includes or is substantially similar to those with a Master in Business Administration, those with degrees and experiences in finance, those with a Juris Doctorate or those with a Certification in Financial Advisory, those with Certification in Public Accounting individually and/or collectively regardless of the status of such academic or professional designations, particularly including those who have retired and/or diminished their regular professional commitments from, and relating to, active professional services, and only to the extent such personnel are not providing independent formal legal, accounting, or any other type of service that may require government or regulatory licensure and only to the extent that such persons and/or entities are only providing support directly to, and under the specific direction and auspices of, MIA's Officers and/or Directors. This category generally includes individuals, and their services, whom generally have an excess of two decades of work experience or demonstrated mastery in their respective fields and professions. The hourly rate for individuals or relating entities providing services per this subparagraph shall be billed by Gnosiis to MIA is $450.00/hour.

    b. *Managerial Personnel* –This generally relates to the services of individuals and entities relating to those providing services similar to the above but generally more junior in work experience, professional accomplishment. This may include individuals or entities providing support to those described in paragraph #2(b) above The hourly rate for individuals or relating entities providing services per this subparagraph shall be billed by Gnosiis to MIA is $225.00/hour.

c. *Miscellaneous Support Personnel & Vocational Support* – This is generally relating to recent graduates of universities, colleges, professional programs, vocational, creative professionals. The hourly rate for individuals or relating entities providing services per this subparagraph shall be billed by Gnosiis to MIA is $100.00 /hour.

d. *Administrative* – This includes a variety of standard back-office responsibilities and administrative-type persons overseeing diverse responsibilities that may not require advanced education but rather experience, reliability, dependability and specific know-how. The hourly rate for individuals or relating entities providing services per this subparagraph shall be billed by Gnosiis to MIA is $50.00 /hour.

2. **ONE TIME ENGAGEMENT FEE** – There is a one-time Engagement Fee in the amount of thirty-seven thousand dollars ($37,000); Notwithstanding:

   a. Only twenty-seven-thousand dollars ($27,000) of this Engagement cash fee due from MIA to Gnosiis upon the execution of this here Engagement. Notwithstanding, and until MIA secures additional material financial capital Gnosiis shall extend MIA a grace period of up to ninety (90) days to make payment on this Engagement Fee in so long as MIA makes its commercially reasonable efforts to have paid eighteen-thousand dollars ($18,000) within forty-five (45) days, and the full amount as per this paragraph #2 within the ninety (90) days.

   b. The remaining ten-thousand dollars ($10,000) shall be billed immediately to the Gnosiis Revolving Line of Credit being extended by Gnosiis to MIA as a date materially the same as this here Engagement Agreement as per paragraph #6 below.

3. **KEEPING OF RECORDS** – Gnosiis shall provide MIA with regular records and updates with regard to any billings as per this Engagement. Such records of billings, invoices, balance statements, and/or other records as may be reasonably requested by PCAOB auditors of MIA shall be remitted by Gnosiis to MIA. Records shall be remitted to MIA by Gnosiis at least on a monthly basis with quarterly reports summarizing activity relating to this Engagement for each fiscal quarter.

4. **ASSOCIATED AND RELATING EXPENSES** – Expenses that are reasonable and relating to the performance and provision of services by Gnosiis and its contractors including but not limited to those such as travel, meals and dining, creation of print or digital marketing presentation materials, and professional services costs associated with performance or enforcement of this agreement are to be billed at cost plus a seven –percent (7%) service fee with records provided as per paragraphs #3 above and #6 below unless otherwise mutually agreed to and in signed in writing.

5. **ACKNOWLEDGEMENT OF CFO –** It is acknowledged that Abraham Summers ('Summers'), an individual, but who is also separately the Managing Member of Gnosiis International, LLC will be serving as Chief Financial Officer to MIA for an annual salary of $1.00 and that those negotiations and relating employment agreements will be entered into by MIA and Summers respectively separate from agreements with Gnosiis. The parties acknowledge Summers, Gnosiis, and MIA as separate and distinct entities and each one being uniquely indemnified and no one entity assuming and liabilities or obligations unless otherwise explicitly described and in writing.

6. **CROSS REFENCE TO LINE OF CREDIT –** Other than the portion of the Engagement Fee as per paragraph #2 above; the billings to MIA by Gnosiis as per paragraphs this Engagement Agreement shall be subject to the Revolving Line of Credit Agreement between Gnosiis and MIA also dated 5/7/2018 which the terms are cross referenced and the terms of which are incorporated herein.

[REMAINDER OF THIS PAGE INTENTIONALLY BLANK – SIGNITURES ON FOLLOWING PAGE]

Signed and accepted as binding as of this date of April 7, 2018, by:

Abraham Summers, Managing Member
on behalf of Gnosiis International, LLC (the Lender)

Abraham Summers, Chief Financial Officer & Director
on behalf of Medical Industries of the Americas (the Borrower)